 Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, AUGUST 9, 2016

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE SECOND QUARTER ENDED JUNE 30, 2016

Williamsburg, Virginia – August 9, 2016 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the second quarter ended June 30, 2016. The Company’s results include the following*:

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	($ in thousands except per share data)		($ in thousands except per share data)
Total Revenue	$41,825	$36,865	$79,635	$67,841
Net income attributable to the Company	1,761	1,431	2,244	2,006

EBITDA and Adjusted EBITDA	11,136	10,780	20,178	17,996
Hotel EBITDA	12,508	11,898	22,568	19,713

FFO	5,919	5,137	10,134	8,867
Adjusted FFO	6,515	6,741	10,293	9,974

Net income per share attributable to the Company	$0.12	$0.13	$0.19	$0.19
FFO per share and unit	$0.35	$0.39	$0.61	$0.68
Adjusted FFO per share and unit	$0.39	$0.52	$0.62	$0.76

(*)  Earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and unit and adjusted FFO per share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. All references in this release to the “Company”, “Sotherly”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its operating partnership and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

HIGHLIGHTS:

•

 RevPAR. Room revenue per available room (“RevPAR”) for the Company’s wholly-owned properties during the second quarter 2016 increased 1.7% over the second quarter 2015 to $109.16 driven by a 0.8% increase in occupancy and a 0.9% increase in average daily rate (“ADR”).  Excluding the performance of our Jeffersonville, Indiana property over the weekend of the Kentucky Derby, RevPAR for the Company’s wholly-owned properties during the second quarter 2016 increased 6.5% over the second quarter 2015 driven by a similar increase in occupancy and a 5.6% increase in ADR.  For the six month period ending June 30, 2016, RevPAR increased 7.0% over the six months ended June 30, 2015, to $104.44 driven by a 0.5% increase in occupancy and a 6.3% increase in ADR.  Excluding the performance of our Jeffersonville, Indiana property over the weekend of the Kentucky Derby, RevPAR for the Company’s wholly-owned properties for the six month period ending June 30, 2016, RevPAR increased 9.7% over the six months ended June 30, 2015.

•

Common Dividends. As previously reported on July 26, 2016, the Company announced its quarterly dividend (distribution) on its common stock (and units) at $0.095 per share (and unit) to be paid on October 11, 2016 to stockholders (and unitholders) of record as of September 15, 2016.

•

 Hotel EBITDA. The Company generated hotel EBITDA of approximately $12.5 million during the second quarter 2016, an increase of 5.1%, or approximately $0.6 million, over the second quarter 2015. Excluding the performance of our Jeffersonville, Indiana property over the weekend of the Kentucky Derby, hotel EBITDA for the second quarter 2016 increased 15.1%, or approximately $1.5 million, over the second quarter 2015.  For the six month period ending June 30, 2016, hotel EBITDA increased 14.5%, or approximately $2.9 million, over the six months ended June 30, 2015.  Excluding the performance of our Jeffersonville, Indiana property over the weekend of the Kentucky Derby, hotel EBITDA for the six month period ending June 30, 2016 increased 20.9% over the six months ended June 30, 2015.

•

Adjusted EBITDA. The Company generated adjusted EBITDA of approximately $11.1 million during the second quarter 2016, an increase of 3.3%, or approximately $0.4 million, over the second quarter 2015. Excluding the performance of our Jeffersonville, Indiana property over the weekend of the Kentucky Derby, adjusted EBITDA for the second quarter 2016 increased 14.0%, or approximately $1.3 million, over the second quarter 2015.  For the six month period ending June 30, 2016 adjusted EBITDA increased 12.1% or approximately $2.2 million over the six months ended June 30, 2015.

•	Adjusted FFO. The Company generated adjusted FFO of approximately $6.5 million during the second quarter 2016, a decrease of 3.3% or approximately $0.2 million over the second quarter 2015.

Andrew M. Sims, Chairman and Chief Executive Officer of Sotherly Hotels Inc., commented, “Generally, our portfolio performed as expected.  The exception was our Sheraton Louisville Riverside hotel, which suffered a significant reduction in quarterly ADR, RevPAR, and hotel EBITDA as a result of a change in policy by the franchisor, Starwood Hotels and Resorts, regarding its frequent traveler reimbursements for the Kentucky Derby weekend.  Unfortunately, the Company has no control over the policy change and was compelled to comply.  The balance of the portfolio produced solid results including a 6.5% increase in RevPAR.”

Balance Sheet/Liquidity

At June 30, 2016, the Company had approximately $30.6 million of available cash and cash equivalents, of which approximately $4.5 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had approximately $334.1 million in outstanding debt at a weighted average interest rate of approximately 5.08%.

On June 30, 2016, the Company entered into a loan agreement and other loan documents, including a guaranty of payment by the Operating Partnership, to secure a $19.0 million mortgage on the Crowne Plaza Tampa Westshore with Fifth Third Bank.  Pursuant to the loan documents, the mortgage loan: provides initial proceeds of $15.7 million, with an additional $3.3 million available upon the satisfaction of certain conditions; has an initial term of three years, and may be extended for two additional periods of one year each, subject to certain conditions; bears a floating interest rate of the 30-day LIBOR plus 3.75%, subject to a floor rate of 3.75%; amortizes on a 25-year schedule; and is guaranteed by Sotherly Hotels LP.  The Company used the proceeds to repay the existing first mortgage on the hotel and to pay closing costs, and will use the balance of the proceeds for general corporate purposes.

On June 27, 2016, the Company entered into a promissory note and other loan documents to secure a $35.0 million mortgage on the Hilton Savannah DeSoto with MONY Life Insurance Company.  Pursuant to the loan documents, the mortgage loan:  provides initial proceeds of $30.0 million, with an additional $5.0 million available upon the satisfaction of certain conditions, namely, the completion of a renovation project; has a maturity date of July 1, 2026; carries a fixed interest rate of 4.25%; amortizes on a 25-year schedule after a 1-year interest-only period; and is subject to a prepayment premium.  The Company used the proceeds to repay the existing first mortgage on the hotel and to pay closing costs, and will use the balance of the proceeds to fund ongoing renovations at the hotel and for general corporate purposes.

Portfolio Update

At the Company’s hotel in Atlanta, Georgia, an estimated $7.0 million guestroom renovation is substantially complete. As of June 30, 2016, the Company had incurred costs totaling approximately $6.7 million toward this renovation. On September 24, 2015, the hotel became The Georgian Terrace by Sotherly, the first signature property of our premier boutique collection.

In April 2016, the Company converted the Houston, Texas property to The Whitehall by Sotherly Hotels, an independent hotel and member of Preferred Hotels & Resorts.

At the Company’s hotel in Savannah, Georgia, renovations of the guestrooms and public spaces totaling an estimated $8.1 million are underway.  As of June 30, 2016, the Company had incurred costs totaling approximately $2.8 million toward this renovation.  Renovations are expected to be complete in August 2017.

On April 29, 2016, we entered into an agreement to sell the Crowne Plaza Hampton Marina to Three Capital Hotels, Inc. for a price of $5.8 million.  The Company intends to use the proceeds from the sale of the hotel to repay the existing first mortgage on the hotel and for general corporate purposes.  The closing of the sale, which we expect to occur in August 2016, is subject to various customary closing conditions.

2016 Outlook

The Company is updating its previously issued guidance for 2016, accounting for current and expected performance within its portfolio, taking into account the impact of recent repositioning of the Company’s assets in Laurel, Maryland and Jacksonville, Florida, continued

market weakness in Houston, Texas where the Company’s hotel was recently repositioned, as well as the financial performance of the Company’s hotel in Jeffersonville, Indiana over the Kentucky Derby weekend, which was negatively impacted by Starwood’s change in policy regarding its frequent traveler reimbursements.  The guidance is predicated on estimates of occupancy and ADR that are consistent with the most recent 2016 calendar year forecasts by Smith Travel Research for the market segments in which the Company operates.

The table below reflects the Company’s projections, within a range, of various financial measures for 2016, in thousands of dollars, except per share and RevPAR data:

	Prior 2016 Guidance		Revised 2016 Guidance
	Low Range	High Range	Low Range	High Range

Total revenue	$151,626	$154,290	$151,136	$153,865
Net income	5,017	6,054	4,264	5,681

EBITDA	39,135	40,472	37,714	39,211
Adjusted EBITDA	39,135	40,472	37,714	39,211
Hotel EBITDA	44,685	45,722	43,264	44,461

FFO	20,017	21,054	19,264	20,681
Adjusted FFO	20,241	21,578	19,235	20,572

Net income per share attributable to the Company	$0.30	$0.36	$0.25	$0.34
FFO per share and unit	$1.20	$1.26	$1.15	$1.24
Adjusted FFO per share and unit	$1.21	$1.29	$1.15	$1.23
Rev PAR	$102.00	$104.00	$101.49	$103.33
Hotel EBITDA margin	29.5%	29.6%	28.6%	28.9%

Earnings Call/Webcast

The Company will conduct its second quarter 2016 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, August 9, 2016. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-339-0107 (United States) or 855-669-9657 (Canada) or +1 412-902-4188 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on August 9, 2016 through August 8, 2017. To access the rebroadcast, dial 877-344-7529 and enter conference number 10086526. A replay of the call also will be available on the Internet at www.sotherlyhotels.com until August 8, 2017.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in twelve hotel properties, comprising 3,011 rooms. Most of the Company’s properties operate under the Hilton Worldwide, InterContinental Hotels Group and Starwood Hotels Resorts brands. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.sotherlyhotels.com.

Contact at the Company:

Scott Kucinski

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the magnitude and sustainability of the economic recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the general volatility of the securities markets; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Investment in hotel properties, net	$350,464,184	$354,963,242
Investment in hotel properties held for sale, net	5,504,696	—
Cash and cash equivalents	26,085,488	11,493,914
Restricted cash	4,484,016	5,793,840
Accounts receivable, net	4,064,322	4,071,175
Accounts receivable-affiliate	210,618	226,552
Loan proceeds receivable	—	2,600,711
Prepaid expenses, inventory and other assets	5,039,136	4,432,432
Deferred income taxes	5,397,989	5,390,374
TOTAL ASSETS	$401,250,449	$388,972,240
LIABILITIES
Mortgage loans, net	$279,454,808	$270,331,724
Unsecured notes, net	50,830,408	50,460,106
Accounts payable and accrued expenses	14,605,689	12,334,879
Advance deposits	2,197,892	1,651,840
Dividends and distributions payable	1,505,501	1,335,323
TOTAL LIABILITIES	$348,594,298	$336,113,872
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, par value $0.01, 972,350 shares authorized, 0 shares issued and outstanding	—	—
Common stock, par value $0.01, 49,000,000 shares authorized, 14,949,651 shares and 14,490,714 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	149,496	144,907
Additional paid in capital	83,796,667	82,749,058
Distributions in excess of retained earnings	(34,262,825)	(33,890,834)
Total Sotherly Hotels Inc. stockholders’ equity	49,683,338	49,003,131
Noncontrolling interest	2,972,813	3,855,237
TOTAL EQUITY	52,656,151	52,858,368
TOTAL LIABILITIES AND OWNERS' EQUITY	$401,250,449	$388,972,240

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
REVENUE
Rooms department	$29,909,287	$26,351,371	$57,231,700	$47,687,785
Food and beverage department	9,578,410	8,605,316	17,828,089	16,332,123
Other operating departments	2,337,257	1,908,421	4,575,309	3,820,830
Total revenue	41,824,954	36,865,108	79,635,098	67,840,738
EXPENSES
Hotel operating expenses
Rooms department	7,599,209	6,498,077	14,679,842	12,341,017
Food and beverage department	6,490,681	5,700,236	12,430,542	11,105,621
Other operating departments	644,430	362,987	1,238,399	701,166
Indirect	14,613,064	12,332,869	28,748,658	23,801,212
Total hotel operating expenses	29,347,384	24,894,169	57,097,441	47,949,016
Depreciation and amortization	3,801,478	3,304,906	7,470,115	6,209,297
Corporate general and administrative	1,356,754	1,490,380	2,964,048	2,941,604
Total operating expenses	34,505,616	29,689,455	67,531,604	57,099,917
NET OPERATING INCOME	7,319,338	7,175,653	12,103,494	10,740,821
Other income (expense)
Interest expense	(4,613,165)	(3,840,435)	(9,245,797)	(7,614,970)
Interest income	10,207	15,308	19,038	25,409
Equity income in joint venture	—	24,368	—	498,717
Loss on early debt extinguishment	(70,293)	(698,083)	(70,293)	(698,083)
Loss on disposal of assets	(140,193)	—	(140,193)	—
Unrealized loss on hedging activities	(15,517)	—	(66,074)	—
Gain on involuntary conversion of asset	—	37,833	—	37,833
Net income before income taxes	2,490,377	2,714,644	2,600,175	2,989,727
Income tax provision	(512,827)	(955,535)	(76,747)	(516,760)
Net income	1,977,550	1,759,109	2,523,428	2,472,967
Less: Net income attributable to the noncontrolling interest	(216,444)	(327,999)	(279,223)	(466,523)
Net income attributable to the Company	$1,761,106	$1,431,110	$2,244,205	$2,006,444
Net income per share attributable to the Company
Basic and diluted	$0.12	$0.13	$0.15	$0.19

Weighted average number of shares outstanding
Basic and diluted	14,949,651	10,768,730	14,871,281	10,682,743

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three and six months ended June 30, 2016 and 2015, respectively, for the Company’s wholly-owned properties during each respective reporting period (“actual” portfolio metrics), as well as the eleven wholly-owned properties in the portfolio that were under the Company’s control during the three and six months ended June 30, 2016 and the corresponding period in 2015 (“same-store” portfolio metrics). Accordingly, the same-store data does not reflect the performance of the Crowne Plaza Hollywood Beach Resort, which was acquired through a joint venture in August 2007 and in which the Company had a 25.0% indirect interest during each respective reporting period prior to its acquisition of the remaining 75.0% interest in July 2015.

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Actual Portfolio Metrics
Occupancy %	76.0%	75.4%	72.3%	71.9%
ADR	$143.65	$142.41	$144.47	$135.91
RevPAR	$109.16	$107.33	$104.44	$97.65
Same-Store Portfolio Metrics
Occupancy %	75.8%	74.5%	71.0%	71.9%
ADR	$141.17	$139.48	$137.66	$135.91
RevPAR	$106.95	$103.92	$97.78	$97.65

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three and six months ended June 30, 2016, 2015 and 2014, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q2 2016	Q2 2015	Q2 2014
	YTD	YTD	YTD
Crowne Plaza Hampton Marina Hampton, Virginia	65.8%	62.2%	55.7%
	56.3%	51.5%	47.9%
Crowne Plaza Hollywood Beach Resort* Hollywood, Florida	78.0%	82.0%	83.1%
	83.3%	84.7%	86.3%
Crowne Plaza Tampa Westshore Tampa, Florida	79.9%	75.4%	71.4%
	81.8%	78.9%	78.4%
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	81.7%	68.5%	72.9%
	79.3%	69.4%	69.4%
DoubleTree by Hilton Laurel Laurel, Maryland	80.0%	59.5%	74.7%
	62.3%	53.5%	62.7%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	85.6%	84.4%	82.3%
	79.3%	82.2%	80.8%
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	75.4%	78.2%	77.3%
	72.4%	74.5%	75.2%
The Georgian Terrace *Ϯ Atlanta, Georgia	74.3%	74.6%	82.3%
	72.3%	71.3%	82.0%
Hilton Savannah DeSoto Ϯ Savannah, Georgia	77.8%	85.9%	83.8%
	76.2%	80.1%	77.0%
Hilton Wilmington Riverside Wilmington, North Carolina	83.2%	80.7%	82.8%
	70.9%	70.5%	69.2%
Sheraton Louisville Riverside Jeffersonville, Indiana	75.1%	77.7%	74.8%
	63.1%	70.0%	67.3%
The Whitehall Houston, Texas	48.9%	74.6%	79.1%
	56.9%	77.3%	79.3%
All properties weighted average*	76.0%	76.0%	77.7%
	72.3%	73.2%	74.4%

*	Includes periods of non-ownership/partial ownership.
†	Property undergoing renovation during the current quarter.

ADR

	Q2 2016	Q2 2015	Q2 2014
	YTD	YTD	YTD
Crowne Plaza Hampton Marina Hampton, Virginia	$106.02	$100.59	$105.38
	$96.44	$93.38	$95.50
Crowne Plaza Hollywood Beach Resort* Hollywood, Florida	$164.60	$161.28	$149.91
	$194.85	$199.69	$179.69
Crowne Plaza Tampa Westshore Tampa, Florida	$112.51	$110.52	$107.04
	$121.92	$116.74	$111.09
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$123.12	$107.21	$98.96
	$122.79	$106.63	$98.26
DoubleTree by Hilton Laurel Laurel, Maryland	$108.41	$102.22	$94.96
	$105.43	$95.83	$92.27
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$153.11	$153.70	$141.84
	$138.73	$136.21	$134.01
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$136.50	$133.01	$124.23
	$135.72	$130.83	$122.03
The Georgian Terrace *Ϯ Atlanta, Georgia	$156.95	$148.45	$132.01
	$158.69	$154.92	$133.24
Hilton Savannah DeSoto Ϯ Savannah, Georgia	$166.42	$164.69	$158.87
	$161.98	$158.92	$151.16
Hilton Wilmington Riverside Wilmington, North Carolina	$158.03	$147.10	$150.98
	$145.67	$136.54	$140.78
Sheraton Louisville Riverside Jeffersonville, Indiana	$160.36	$234.72	$207.21
	$152.57	$194.24	$173.08
The Whitehall Houston, Texas	$149.63	$142.20	$144.03
	$149.50	$144.54	$143.43
All properties weighted average*	$143.63	$142.45	$134.74
	$143.26	$140.96	$132.78

*	Includes periods of non-ownership/partial ownership.
†	Property undergoing renovation during the current quarter.

RevPAR

	Q2 2016	Q2 2015	Q2 2014
	YTD	YTD	YTD
Crowne Plaza Hampton Marina Hampton, Virginia	$69.80	$62.54	$58.74
	$54.26	$48.11	$45.74
Crowne Plaza Hollywood Beach Resort* Hollywood, Florida	$128.35	$133.54	$124.56
	$162.23	$169.15	$155.13
Crowne Plaza Tampa Westshore Tampa, Florida	$89.94	$83.29	$76.44
	$99.76	$92.07	$87.14
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$100.54	$73.46	$72.10
	$97.31	$73.95	$68.22
DoubleTree by Hilton Laurel Laurel, Maryland	$86.77	$60.86	$70.89
	$65.65	$51.29	$57.87
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$131.01	$129.71	$116.81
	$110.06	$111.97	$108.23
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$102.86	$104.03	$96.05
	$98.23	$97.53	$91.74
The Georgian Terrace *Ϯ Atlanta, Georgia	$116.66	$110.80	$108.58
	$114.70	$110.44	$109.23
Hilton Savannah DeSoto Ϯ Savannah, Georgia	$129.52	$141.46	$133.07
	$123.40	$127.28	$116.34
Hilton Wilmington Riverside Wilmington, North Carolina	$131.56	$118.76	$124.98
	$103.35	$96.31	$97.39
Sheraton Louisville Riverside Jeffersonville, Indiana	$120.41	$182.33	$155.05
	$96.30	$135.91	$116.55
The Whitehall Houston, Texas	$73.17	$106.09	$113.87
	$85.01	$111.71	$113.75
All properties weighted average*	$109.16	$110.01	$105.67
	$104.44	$105.02	$100.28

*	Includes periods of non-ownership/partial ownership.
†	Property undergoing renovation during the current quarter.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net income	$1,977,550	$1,759,109	$2,523,428	$2,472,967
Depreciation and amortization	3,801,478	3,304,906	7,470,115	6,209,297
Equity in depreciation and amortization of joint venture	—	111,101	—	222,245
Gain on involuntary conversion of asset	—	(37,833)	—	(37,833)
Loss on disposal of assets	140,193	—	140,193	—
FFO	$5,919,221	$5,137,283	$10,133,736	$8,866,676
Increase (decrease) in deferred income taxes	479,854	905,258	(7,615)	408,804
Loss on early debt extinguishment	70,293	698,083	70,293	698,083
Loan modification fees	30,235	—	30,235	—
Loss on hedging activities	15,517	—	66,074	—
Adjusted FFO	$6,515,120	$6,740,624	$10,292,723	$9,973,563

Weighted average number of shares outstanding, basic and diluted	14,949,651	10,768,730	14,871,281	10,682,743

Weighted average number of non-controlling units	1,778,140	2,283,794	1,850,136	2,416,573

Weighted average number of shares and units outstanding, basic and diluted	16,727,791	13,052,524	16,721,417	13,099,316

FFO per share and unit	$0.35	$0.39	$0.61	$0.68

Adjusted FFO per share and unit	$0.39	$0.52	$0.62	$0.76

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net income	$1,977,550	$1,759,109	$2,523,428	$2,472,967
Interest expense	4,613,165	3,840,435	9,245,797	7,614,970
Interest income	(10,207)	(15,308)	(19,038)	(25,409)
Income tax provision	512,827	955,535	76,747	516,760
Depreciation and amortization	3,801,478	3,304,906	7,470,115	6,209,297
Equity in interest, depreciation and amortization of joint venture	—	274,734	640,188	547,343
Loss on early debt extinguishment	70,293	698,083	70,293	698,083
Loan modification fees	30,235	—	30,235	—
Loss on disposal of assets	140,193	—	140,193	—
Gain on involuntary conversion of asset	—	(37,833)	—	(37,833)
EBITDA and Adjusted EBITDA	11,135,534	10,779,661	20,177,958	17,996,178

Corporate general and administrative	1,356,754	1,490,380	2,964,048	2,941,604
Equity in Adjusted EBITDA of joint venture	—	(299,102)	(640,188)	(1,046,060)
Unrealized loss on hedging activities	15,517	—	66,074	—
Other fee income	—	(73,435)	-	(179,064)
Hotel EBITDA	$12,507,805	$11,897,504	$22,567,892	$19,712,658

 Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) income tax provision or benefit, (4) equity in the income or loss of equity investees, (5) unrealized gains and losses on derivative instruments not included in other comprehensive income, (6) gains and losses on disposal of assets, (7) realized gains and losses on investments, (8) impairment of long-lived assets or investments, (9) loss on early debt extinguishment, (10) gains or losses on change in control, (11) corporate general and administrative expense, (12) depreciation and amortization, (13) gains and losses on involuntary conversions of assets, (14) loan modification fees and (15) other operating revenue not related to the Company’s wholly-owned portfolio. We believe this provides a more complete understanding of the operating results over which the Company’s wholly-owned hotels and its operators have direct control. We believe hotel EBITDA provides investors with supplemental information on the on-going operational performance of the Company’s hotels and the effectiveness of third-party management companies operating the Company’s business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.

Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO, including adjusted FFO per share and unit, and adjusted EBITDA, which adjusts for certain additional items including changes in deferred income taxes, any unrealized gain (loss) on its hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, franchise termination costs, loan modification fees, costs associated with the departure of executive officers, litigation settlement, over-assessed real estate taxes on appeal, change in control gains or losses and acquisition transaction costs. The Company excludes these items as it believes it allows for meaningful comparisons between periods and among other REITs and is more indicative of the on-going performance of its business and assets. The Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar measures calculated by other REITs.